U.S. SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C.  20549

                               FORM 8-K

                            CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     January 10, 2006


                      GOURMET HERB GROWERS, INC.
        (Exact name of registrant as specified in its charter)


           NEVADA                   333-83375            87-0575571
(State or other jurisdiction       Commission          (I.R.S. Employer
of incorporation or organization)  File Number         Identification No.)


    311 South State Street, Suite 440, Salt Lake City, Utah 84111
               (Address of principal executive offices)

                            (801) 531-0066
         (Registrant's telephone number, including area code)

            2302 Parley's Way, Salt Lake City, Utah 84109
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]      Written communications pursuant to Rule 425 under the Securities Act
          (17 CFR 230.425)

[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act
          (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the
          Exchange Act (17 CFR 240.14d-2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the
          Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

     On January 10, 2006, Rino Di Meo, President & Director, resigned and appointed Thomas G. Kimble as the sole officer and director of Gourmet Herb Growers. In conjunction with the resignation, Mr. Di Meo sold all 1,000,000 shares of the registrant's stock owned by him, to Mr. Kimble for $10,000 cash, which Mr. Kimble obtained from personal funds. After reflecting this transaction, the following table contains current stock ownership information about officers and directors, or other stockholders known to be beneficial
owners of more than 5% of the registrant's stock.   A beneficial owner of
stock is any person who has or shares the power to decide how to vote or whether to dispose of the stock.

                         Title of  Amount & Nature of   % of
Name and Address          Class    Beneficial Ownership Class

Thomas G. Kimble          Common     1,000,000 shares   63%
311 South State Street,
Suite 440
SLC, UT 84111

Lynn Dixon                Common       150,000 shares    9%
311 S. State, #460
SLC, UT 84111

Melissa Epperson          Common       150,000 shares    9%
1533 S. 1220 W.
Woods Cross, UT 84087

Brenda White              Common       150,000 shares    9%
1359 N. General Dr.
SLC, UT 84116

All officers and directors
as a group (1 person)     Common     1,000,000 shares   63%


                              SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              Gourmet Herb Growers, Inc.



Date: January 10, 2006        by:     /s/ Thomas G. Kimble
                                   Thomas G. Kimble , President & Director